BASE TEN SYSTEMS, INC.
                           CERTIFICATE OF AMENDMENT OF
                         CERTIFICATE OF INCORPORATION OF
                             BASE TEN SYSTEMS, INC.

                  Base Ten Systems, Inc., a corporation (the "Corporation") organized under the laws of the State of New Jersey, to amend its Certificate of Incorporation in accordance with Section 14A:7-2 and 14A:7-18 of Chapter 7 of the New Jersey Business Corporation Act, hereby certifies:

         FIRST:   The name of the Corporation is Base Ten Systems, Inc.

         SECOND: The Board of Directors of the Corporation, by unanimous written consent dated September 30, 1998, adopted resolutions (attached as Appendix A hereto) providing for the cancellation of 1,574.0625 shares of the Company's Convertible Preferred Shares, Series A and the related reduction of the authorized number of Preferred Shares and Convertible Preferred Shares, Series A; and the issuance of 443.359375 shares of Convertible Preferred Shares, Series A and the related increase in the authorized number of Convertible Preferred Shares, Series A.

         THIRD: After giving effect to the cancellation of 1,574.0625 shares of the Corporation's Convertible Preferred Shares, Series A, the total number of shares that the Corporation is authorized to issue is 42,997,800.9375 and the aggregate par value of all such shares is $42,999,800.9375. Forty million of the shares shall be Class A Common shares of a par value of $1.00 each. Two million of the shares shall be Class B Common shares of a par value of $1.00 each. 997,800.9375 of the shares shall be Preferred shares of a par value of $1.00 each. After giving effect to the issuance of 443.359375 shares of the Corporation's Convertible Preferred Shares, Series A, 18,177.734375 of the Preferred shares shall be Convertible Preferred Shares, Series A.

         FOURTH: Article 6(d)(J) of the Certificate of Incorporation states that any Convertible Preferred Shares, Series A, which are converted, purchased, redeemed or otherwise acquired by the Corporation, shall be retired and canceled by the Corporation promptly thereafter, and that no such shares shall upon their cancellation be reissued.

         FIFTH: The Corporation's Certificate of Incorporation is amended as follows:

         Article 6(a) of the Certificate of Incorporation of the Company be amended to read, in its entirety, as follows:

         "(a) This corporation is authorized to issue three classes of shares of stock to be designated "Class A Common," "Class B Common," and
         "Preferred." The total number of shares that this corporation is authorized to issue is 42,997,800.9375 and the aggregate par value of all such shares is $42,997,800.9375. Forty million of the shares shall be Class A Common shares of a par value of $1.00 each. Two million of the shares shall be Class B Common shares of a par value of $1.00 each. 997,800.9375 of the shares shall be Preferred shares of a par value of $1.00 each."

         Article 6(d)(A) of the Certificate of Incorporation of the Company be amended to read, in its entirety, as follows:

         "(d) A. Designation and Amount. The shares of this series of Preferred Shares shall be designated as "Convertible Preferred Shares, Series A" and the number of shares constituting such series shall be
         18,177.734375, with a par value of $1.00 per share. Fractional Preferred Shares shall be permitted. The number of Preferred Shares may be increased, subject to and in accordance with the New Jersey Business Corporation Act, without approval of the existing holders of Preferred Shares, solely for the purposes of issuance pursuant to Section C(1) hereof."

         SIXTH: The action of the Board of Directors in amending Article 6(a) of the Certificate of Incorporation is made pursuant to Section 14A:7-18(1), and the action of the Board of Directors in amending Article 6(d)(A) of the Certificate of Incorporation is made pursuant to Section 14A:7-2(2), in each case by unanimous written consent of the Board of Directors.

         SEVENTH: This Certificate of Amendment shall become effective upon filing.

         IN WITNESS WHEREOF, Base Ten Systems, Inc. has caused its duly authorized officer to execute this Certificate on this 30th day of September, 1998.


                                              BASE TEN SYSTEMS, INC.


                                                 THOMAS E. GARDNER
                                        By:_______________________________
                                        Name:    Thomas E. Gardner
                                        Title:   President and
                                                   Chief Executive Officer

Attest:


          WILLIAM F. HACKETT
By:______________________________
Name:    William F. Hackett
Title:   Secretary

                                   APPENDIX A
                                   RESOLUTIONS

1. RESOLVED, that the Board hereby approves the cancellation of 1,574.0625 shares of the Company's Convertible Preferred Shares, Series A, reacquired by the Company by the conversion thereof, and the reduction of the authorized number of Preferred Shares from 999,375 to 997,800.9375, and the reduction of the authorized number of Convertible Preferred Shares, Series A, from 19,308.435 to 17,734.375; and be it

         FURTHER RESOLVED, that Article 6(a) of the Certificate of Incorporation of the Company be amended to read, in its entirety, as follows:

         "(a) This corporation is authorized to issue three classes of shares of stock to be designated "Class A Common," "Class B Common," and
         "Preferred." The total number of shares that this corporation is authorized to issue is 42,997,800.9375 and the aggregate par value of all such shares is $42,997,800.9375. Forty million of the shares shall be Class A Common shares of a par value of $1.00 each. Two million of the shares shall be Class B Common shares of a par value of $1.00 each. 997,800.9375 of the shares shall be Preferred shares of a par value of $1.00 each."


2. WHEREAS, 1,574.0625 shares of the Company's Convertible Preferred Shares, Series A, have been canceled, thereby reducing the authorized number of Preferred Shares from 999,375 to 997,800.9375 and reducing the authorized number of Convertible Preferred Shares, Series A, by 1,574.0625 shares; and

         WHEREAS, the Board proposes to pay dividends due on September 30, 1998 on the Company's Convertible Preferred Shares, Series A, in Convertible Preferred Shares, Series A, in accordance with Article 6, Section C(1) of the Certificate of Incorporation, which would have the effect of increasing the authorized number of Convertible Preferred Shares, Series A, by 443.359375 shares; and

         WHEREAS, the net effect of (i) canceling 1,574.0625 shares of the Convertible Preferred Shares, Series A, and the related reduction in the authorized number of Convertible Preferred Shares, Series A, and
         (ii) paying dividends on the Convertible Preferred Shares, Series A, in
         443.359375 shares thereof and the related increase in the authorized number of Preferred Shares, Series A, is the decrease of the authorized number of Convertible Preferred Shares, Series A, from 19,308.437 to 18,177.734375 shares; and be it

         RESOLVED, that the Board hereby approves the payment of dividends due on September 30, 1998 on the Company's Convertible Preferred Shares, Series A, payable in Convertible Preferred Shares, Series A, in accordance with Article 6, Section C(1) of the Certificate of Incorporation, and the increase in the authorized number of Convertible Preferred Shares, Series A, by 443.359375 shares; and be it

         FURTHER   RESOLVED,   that  Article   6(d)(A)  of  the  Certificate  of
         Incorporation of the Company be amended to read, in its entirety, as follows:

         "(d) A. Designation and Amount. The shares of this series of Preferred Shares shall be designated as "Convertible Preferred Shares, Series A" and the number of shares constituting such series shall be
         18,177.734375, with a par value of $1.00 per share. Fractional Preferred Shares shall be permitted. The number of Preferred Shares may be increased, subject to and in accordance with the New Jersey Business Corporation Act, without approval of the existing holders of Preferred Shares, solely for the purposes of issuance pursuant to Section C(1) hereof."

3. RESOLVED, that the Board hereby authorizes, directs and empowers each of Thomas E. Gardner and William F. Hackett, to act individually or jointly on behalf of the Company to execute and deliver the amendment to the Certificate of Incorporation of the Company to effect the foregoing resolutions.